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                                   AGREEMENT

     This agreement (hereinafter referred to as "Agreement") is made and entered into this 15 day of Sept, 1995, between On Ice, Inc. (hereinafter referred to as "On Ice") and P.S./StarGames (hereinafter referred to as "StarGames"), for the purpose of entering into a joint venture (hereinafter referred to as "Venture") to produce up to five (5) figure skating shows with a fairy tale theme to be distributed on videotape, television, CD ROM and any and all other forms of media.

                                   WITNESSETH

     WHEREAS, the parties wish to form this Venture; and

     WHEREAS, StarGames and On Ice wish to produce up to five (5) figure skating shows with a fairy tale theme for videotape, CD ROM, television and other forms of media (hereinafter referred to as "Product(s)") for public distribution; and

     NOW THEREFORE, in consideration of the mutual promises listed below and intending to be legally bound, the parties agree as follows:

1.   TERM OF AGREEMENT.

     This Agreement shall remain in full force and effect from the day on which it is executed until terminated in accordance with the terms and conditions hereof, or extended as set forth hereinbelow.

2.   DUTIES/CONSIDERATION.

     The parties agree that they shall perform the following duties in conjunction with the Agreement:

          a. If necessary, each party agrees to advance the Venture Twenty-Five Thousand U.S. Dollars ($25,000) for a total of Fifty-Thousand Dollars ($50,000) for pre-production costs relating to the production of the Products, with any additional pre-production costs to be mutually agreed upon by the parties and shared equally;

          b. All budget, creative and exploitative decisions for this Venture, including the fairy tales and performances used, will be jointly agreed upon and approved by On Ice and StarGames, with the budget to be managed and administered by On Ice. Further, the parties agree that any expenses that were not included in the original or mutually agreed upon amended budget must be approved by both parties before being incurred;

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          c. On Ice shall act as Producer and Line Producer for the Products, with both parties acting as co-Executive Producers;

          d. The party confirming a sponsorship agreement for the Products shall be paid a fifteen percent (15%) commission on the gross amount paid from such sponsorship agreements. Such commissions shall be paid as the sponsorship monies are received. The sale of video, television or other media distribution rights shall not be considered a sponsorship agreement;

          e. The parties agree that subject to paragraph three (3) herein, the Venture will be paid a producer's fee of Thirty-Five Thousand Dollars ($35,000) for videotapes and television shows. In this connection, the parties agree that On Ice shall retain two and one-half (2.5) times the amount that StarGames receives from said producer's fee no matter the amount. For example, with a Thirty-Five Thousand Dollar ($35,000) producer's fee, On Ice would retain Twenty-Five Thousand Dollars ($25,000) and StarGames would retain Ten Thousand Dollars ($10,000). Thereafter, StarGames shall retain all of the profits and/or royalties from each Product until such time as the total amount StarGames receives including the up-front producer's fee equals the amount retained by On Ice. Thereafter, the Profits and/or royalties shall be split on an equal basis between StarGames and On Ice.

          f. Profits shall be defined as all gross revenues generated from the production of the Products minus approved expenses including sponsor commissions. The parties shall split equally the profits after the fees set forth in sub-paragraph 3(d) and sub-paragraph 3(e) have been paid;

          g. On Ice and StarGames will jointly own the copyright in perpetuity to any Products produced;

          h. On Ice and StarGames will jointly own the copyright in perpetuity of any original music used in the Tapes;

          i. Unless otherwise agreed upon, Nancy Kerrigan shall star in each production of the Products. In this connection, the parties agree to enter into an agreement with Nancy Kerrigan for her services;

          j. The parties shall equally own all materials and property that are used in all the productions including, but not limited to, sets, props, costumes, etc.;

          k. The parties agree that StarGames and On Ice shall receive a minimum of opening and closing and/or a mutually agreed upon number of credits and mentions in each Product;

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          l. The parties will make their best efforts to select a name for the
Venture at their earliest convenience.


3.   THIRD PARTIES.

     Notwithstanding anything else contained herein, it is the intent of the parties to have the Venture enter into third party agreements for distribution of the Products. In this connection, the parties agree and acknowledge that the terms of this Agreement may be changed and become subject to said third party agreements from time to time. Any terms of a third party agreement that effect this Agreement must be mutually acceptable to both StarGames and On Ice, including the terms that are modified or changed herein.

4.   EXCLUSIVITY.

     The parties agree that their involvement in the production of Products as defined herein shall be exclusive with respect to fairy tale themes, and that neither party will, for a period of three (3) years following the production of the last videotape as contemplated herein, produce or in any way be involved in any similar product utilizing a fairy tale theme. Notwithstanding the above, the parties acknowledge that StarGames has entered into an agreement with the William Morris Agency to produce a figure skating show starring Nancy Kerrigan and Oksana Baiul and that said agreement and any production resulting therefrom shall not be considered a breach of this agreement. Further, the parties acknowledge that StarGames owns and operates an annual figure skating event with a Halloween theme called "Halloween on Ice" with Nancy Kerrigan and that said annual event will not be considered a breach of this Agreement. Lastly, the parties acknowledge that On Ice owns and operates a series of events or tour known as "Nutcracker on Ice". Said events or tour shall not be considered a breach of this Agreement.

4.   ASSIGNABILITY.

     Neither On Ice nor StarGames shall have the right to sell, exchange, assign or transfer any of its rights, duties or obligations under this Agreement, in whole or in part, to any person and/or entity, unless specifically agreed upon in writing.

5.   NOTICES.

     All notices, statements, consents, approvals, documents and other communications to be given hereunder shall be in writing and given by one party to the other either by personal delivery, by certified mail, or by telegram and shall be addressed as follows:

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     If to StarGames:

               Jerry Solomon
               1101 Wilson Blvd.
               Suite 1800
               Arlington, Va. 22209

     If to On Ice:

               Barry Mendelson
               On Ice, Inc.
               517 N. Robertson Blvd.
               Suite 200
               Los Angeles, Ca 90048

or at such other addresses as a party may specify from time to time. Notice given by personal delivery, certified mail, or telegram shall be deemed given upon the date of personal delivery, mailing or delivery of such telegram to a telegraph office, charges prepaid, as applicable.


6.   ENTIRE AGREEMENT.

     This Agreement constitutes the entire understanding between StarGames and On Ice and cannot be altered or modified except by an agreement in writing signed by the parties. Upon its execution, this Agreement shall supersede all prior negotiations, understandings and agreements, whether written or oral, and such prior agreements shall thereupon be null and void and without further legal effect.

7.   GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of California. Any suit or action arising out of breach of this Agreement shall be filed in a court of competent jurisdiction in Los Angeles, California. The parties hereby consent to the personal jurisdiction of said court.


8.   ARBITRATION.

     Any disputes arising out of this Agreement shall be submitted for binding arbitration under the Rules of the American Arbitration Association, with the agreed-to venue in the American Arbitration Association office in Los Angeles, California. Judgment on the arbitrator's award may be taken in U.S. District Court or any other court having jurisdiction over the non-prevailing party.

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9.   RIGHT TO CONTRACT.

     Each party hereto represents to the other that it is authorized to enter into this Agreement and provide the services to be provided hereunder and the exercise of the rights granted to the other party hereunder will not conflict with any commitments or agreements previously entered into between the representing party and any other party.


10.  INDEMNIFICATION.

     On Ice agrees to protect, indemnify, and save harmless StarGames from and against any and all expenses, damages, claims, lawsuits, actions, judgments, and costs whatsoever, including reasonable attorney's fees, arising out of, or in any way connected with any claim or action arising out of or caused by any actions of On Ice, unless such claims arise from the gross negligence or wanton and willful acts of StarGames. StarGames agrees to protect, indemnify, and save harmless On Ice from and against any and all expenses, damages, claims, lawsuits, actions, judgments, and costs whatsoever, including reasonable attorney's fees, arising out of, or in any way connected with any claim or action arising out of or caused by any actions of StarGames, unless such claims arise from the gross negligence or wanton and willful acts of On Ice.

11.  ATTORNEY'S FEES

     In the event of a dispute arising out of this Agreement which results in legal action, the prevailing party in that action shall be entitled to recover its attorneys' fees and costs.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


  [signature illegible]
---------------------------------
P.S./StarGames


Exec V.P.                                                9/13/95
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Title                                         Date

/s/ Barry Mendelson
---------------------------------
On Ice Inc.


President                                                9/14/95
---------------------------------             ----------------------------------
Title                                         Date

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